                                                                   EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Evergreen Media Corporation on Form S-3 (the "462(b) Registration Statement") of our report dated January 19, 1996 (which contained an explanatory paragraph emphasizing that the financial statements of Pyramid Communications, Inc. were not comparable to the financial statements of its predecessor, KISS Limited Partnership) on the consolidated financial statements of Pyramid Communications, Inc. and KISS Limited Partnership appearing in a Current Report on Form 8-K of Evergreen Media Corporation dated June 26, 1996, and to the incorporation by reference in the 462(b) Registration Statement of the reference to us under the heading "Experts" in Amendment No. 1 to Registration Statement No. 333-12453 which is incorporated by reference in this 462(b) Registration Statement.

                                 /s/ Deloitte & Touche LLP
                                 ---------------------------------
                                 Deloitte & Touche LLP

Boston, Massachusetts
October 16, 1996